                                                                   EXHIBIT 23.03


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 6, 2001, accompanying the financial statements of Great Western Land and Recreation, Inc. contained in Great Western Land and Recreation, Inc.'s Amendment No. 1 to Registration Statement (Form S-4) and Prospectus. We consent to the use of the aforementioned report in the Amendment No. 1 to Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/GRANT THORNTON LLP




Wichita, Kansas
December 5, 2001